UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TCW Direct Lending VII LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TCW Direct Lending VII LLC

200 Clarendon Street, 51st Floor

Boston, MA 02116

NOTICE OF CONSENT SOLICITATION

[ ], 2024

Dear Unitholders:

I am writing to you on an important matter relating to your investment in TCW Direct Lending VII LLC, a limited liability company organized under Delaware law (the “Company”).

Pursuant to Section 6.1.4(b) of the Company’s Fourth Amended and Restated Limited Liability Company Agreement, dated January 14, 2019 (the “LLC Agreement”), the Company is allowed to make follow-on investments in existing portfolio companies up to an aggregate amount not to exceed an amount equal to 10% of the Commitments (as defined in the LLC Agreement) of all common Unitholders (or approximately $137.3 million).

As of September 30, 2024, the Company had made approximately $127.8 million in follow-on investments under Section 6.1.4(b), leaving approximately $9.5 million available for additional follow-on investments at that time. For the reasons outlined herein, the Company’s investment adviser, TCW Asset Management Company LLC (the “Adviser”), believes that basing the follow-on limitation on Commitments is no longer appropriate for the Company, and it anticipates that the Company will require additional amounts for follow-on investments in existing portfolio companies.

Similar to TCW Direct Lending VIII, LLC, the Adviser’s most recently launched Direct Lending BDC, the Company is seeking to amend Section 6.1.4(b) of the LLC Agreement to permit follow-on investments in amount not to exceed 10% of the aggregate cumulative amounts invested or committed for investment by the Company during the Commitment Period, or up to $254.8 million in the aggregate (i.e., approximately $117.5 million more than the original limit). The Company does not expect to call additional investor capital to make the additional follow-on investments in existing portfolio companies, and instead plans to use existing cash and excess availability under the Company’s credit facility that have been reserved for this purpose.

This Notice of Consent Solicitation, the accompanying Consent Solicitation Statement and the accompanying Written Consent Form (collectively, the “Consent Solicitation”) is being furnished to all Unitholders, in connection with the consent solicitation of the Unitholders to act without a meeting.

Unitholders are being asked to consider and consent to the following proposal (the “Proposal”):

•	To amend and restate Section 6.1.4(b) of the LLC Agreement permitting follow-on investments as follows:

(b) Follow-on investments in existing Portfolio Companies up to an aggregate amount not to exceed an amount equal to 10% of the aggregate cumulative amounts invested or committed for investment by the Company during the Commitment Period.

Prior to the termination of the Commitment Period, the Company made approximately $2.548 billion in total commitments on investments, meaning that approval of the Proposal would permit follow-on investments of up to $254.8 million.

The Board of Directors has authorized the Company to issue the Consent Solicitation to the Unitholders.

The solicitation is being made on the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement and Written Consent Form.

In accordance with Section 3.8 of the LLC Agreement, your consent to the Proposal will be deemed conclusively granted upon our receipt of your executed Written Consent Form. You may change your Written Consent Form by returning a later-dated, signed Written Consent Form, in accordance with the instructions in the Written Consent Form, so that it is received by the Company before 5:00 p.m. New York Time on [__], 2024 (the “Expiration Date”). The Company reserves the right to solicit and accept consents after the Expiration Date.

You can submit your written consent or written objection to the Proposal in any of the following ways:

·	by DocuSign;

·	by electronic mail — be sure to sign and date the enclosed Written Consent Form, then scan it and email it to the email address provided on the Written Consent Form; or

·	by facsimile – be sure to sign and date the enclosed Written Consent Form, then transmit it to the number provided on the Written Consent Form

Whichever method you choose, please read the enclosed Consent Solicitation Statement carefully before you vote. If you should have any questions about this Notice of Consent Solicitation, please contact James Bold at james.bold@tcw.com or (212) 771-4522 or David Wang at david.wang@tcw.com or (213) 244-0048. For questions regarding the Consent Solicitation materials, please contact TCW Client Services at ssfclientservice@tcw.com or (213) 244-0020.

By Order of the Board of Directors,

/s/ Richard T. Miller

Richard T. Miller

President

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The Consent Solicitation Statement is dated November [ ], 2024, and is first being sent to the Unitholders on or about November [ ], 2024.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSAL OR RELATED FOLLOW-ON TRANSACTIONS DESCRIBED IN THE CONSENT SOLICITATION STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSAL, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

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TCW DIRECT LENDING VII LLC

200 Clarendon Street, 51st Floor

Boston, MA 02116

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is furnished to all holders of Common Units in connection with a solicitation of consents authorized by the Board of Directors (the “Board” and each member thereof, a “Director” and collectively, the “Directors”) of TCW Direct Lending VII LLC, a limited liability company organized under Delaware law (the “Company”), related to the Proposal described herein.

Pursuant to Section 6.1.4(b) of the Company’s Fourth Amended and Restated Limited Liability Company Agreement, dated January 14, 2019 (the “LLC Agreement”), the Company is allowed to make follow-on investments in existing portfolio companies up to an aggregate amount not to exceed an amount equal to 10% of the Commitments (as defined in the LLC Agreement) of all common Unitholders (or approximately $137.3 million).

As of September 30, 2024, the Company had made approximately $127.8 million in follow-on investments under Section 6.1.4(b), leaving approximately $9.5 million available for additional follow-on investments at that time. The Company’s investment adviser, TCW Asset Management Company LLC (the “Adviser”), anticipates that Company will require additional amounts for follow-on investments in existing portfolio companies

The original limitation for follow-on investments established in Section 6.1.4(b) of the LLC Agreement was carried over from earlier funds managed by the Adviser's Private Credit Group under its predecessor, Regiment Capital. Unlike the Company, those earlier funds generally did not use leverage to fund investments and, in some cases, did not allow for reinvestment of returns from existing investments back into the portfolio (a strategy known as “recycling”). While the Company’s use of leverage and recycling can potentially amplify the returns on its portfolio investments, it also increases the Company’s total lending amount as compared to total investor commitments. In light of this increased lending amount, the Adviser believes that the original limitation of follow-on investments as a percentage of investor commitments is no longer appropriate and recommends that the Company be authorized to make a higher level of follow-on investments based on a percentage of the total amounts invested or committed for investment.

The Adviser continues to actively manage the investment portfolio and maintain a positive view on the portfolio’s appreciation potential. The Adviser believes its continued ability to make such investments also improves the Company’s negotiating position with respect to those investments, whether or not any such follow-ons are ultimately made. Similar to TCW Direct Lending VIII, LLC, the Adviser’s most recently launched Direct Lending BDC, the Company is seeking to amend Section 6.1.4(b) of the LLC Agreement to permit follow-on investments in amount not to exceed 10% of the aggregate cumulative amounts invested or committed for investment by the Company during the Commitment Period, or up to $254.8 million in the aggregate (i.e., approximately $117.5 million more than the original limit). The Company does not expect to call additional investor capital to make the additional follow-on investments, and instead plans to use existing cash and excess availability under the Company’s credit facility that have been reserved for this purpose.

This Consent Solicitation Statement, the accompanying Notice of Consent Solicitation and the accompanying Written Consent Form (collectively, the “Consent Solicitation”) is being furnished to all Unitholders, in connection with a solicitation of the Unitholders to act without a meeting.

Unitholders are being asked to consider and consent to the following Proposal:

•	To amend and restate Section 6.1.4(b) of the LLC Agreement to permit follow-on investments as follows:

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(b) Follow-on investments in existing Portfolio Companies up to an aggregate amount not to exceed an amount equal to 10% of the aggregate cumulative amounts invested or committed for investment by the Company during the Commitment Period.

The Board of Directors has authorized the Company to issue the Consent Solicitation to the Unitholders.

The Board of Directors was not requested to make, and therefore has not made, a recommendation to Unitholders whether to approve the Proposal. The Board of Directors, however, has decided to authorize the solicitation of consent by notice rather than calling a meeting of Unitholders, in order to eliminate the costs and management time involved in holding a meeting. Pursuant to Section 18-302(d) of the Delaware Limited Liability Company act (the “Act”), unless otherwise provided in a company’s governing instrument, on any matter that is to be voted on by the Unitholders, the Unitholders may take such action without a meeting and without a vote if consented to, in writing, or by electronic transmission by Unitholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Common Units in the Company entitled to vote thereon were present and voted.

Section 3.8 of the LLC Agreement, in pertinent part states:

Whenever action is required by this Agreement to be taken by a specified percentage in interest of the Members (or any class or group of Members), such action shall be deemed to be valid if taken upon the written vote or written consent of those Members (or those Members included in such class or group) whose Units represent the specified percentage of the aggregate outstanding Units of all Members (or all Members included in such class or group) at the time. Each Member shall be entitled to one vote for each Unit held on all matters submitted to a vote of the Members. Any Units held by the Adviser shall be voted by or on behalf of the Adviser in the same proportion as the Units not held by the Adviser are voted. Except as expressly provided herein, no class of, or enumerated category of, Members shall be entitled to vote or consent separately as a class with respect to any matter. For these purposes, a “majority in interest” shall mean a percentage in interest in excess of 50%, and a “Supermajority in Interest” shall mean a percentage in interest in excess of 66 2/3%.

Unitholders as of the close of business on [__], 2024 (the “Record Date”) are entitled to submit a Written Consent Form. Unitholders representing at least 50% of the outstanding Common Units as of the close of business on the Record Date must consent to the Proposal for it to be approved. As of the Record Date, the Company had 13,734,010 common units outstanding and approximately 128 beneficial holders of such Common Units. The Consent Solicitation materials (consisting of this Consent Solicitation Statement, the Notice of Consent Solicitation and the Written Consent Form) are being sent to all Unitholders on or about [__], 2024.

Unitholders who wish to consent or object must submit their properly completed and executed Written Consent Forms by electronic mail, facsimile, or DocuSign, in each case in accordance with the instructions on the Written Consent Form. The Company reserves the right (but is not obligated) to accept any Written Consent Form received by any other reasonable means or in any form that reasonably evidences the consent or objection to the Proposal.

Your consent will be deemed effective when received. However, you may change your Written Consent Form by returning a later-dated, signed Written Consent Form, in accordance with the instructions in the Written Consent Form, so that it is received before the Expiration Date. The Company reserves the right to solicit and accept consents after the Expiration Date.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY OR THE COMMODITY FUTURES TRADING COMMISSION HAS APPROVED OR DISAPPROVED THE PROPOSAL OR RELATED FOLLOW-ON TRANSACTIONS DESCRIBED IN THE CONSENT SOLICITATION STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSAL, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Requests for copies of this Consent Solicitation should be directed to TCW Client Services at ssfclientservice@tcw.com or (213) 244-0020.

The final results of the Consent Solicitation will be published in a Current Report on Form 8-K by the Company. This Consent Solicitation and the Form 8-K will constitute notice of taking of action without a meeting, as permitted by applicable law and Section 3.8 of the LLC Agreement.

All questions as to the form of all documents and the validity and eligibility (including time of receipt) and acceptance of Written Consent Forms and changes to Written Consent Forms will be determined by the Company in its sole discretion, which determination will be final and binding.

Changes of Written Consents

Written Consent Forms may be changed by returning a later-dated, signed Written Consent Form to the Company, in accordance with the instructions in the Written Consent Form, so that it is received prior to the Expiration Date. No Written Consent Forms may be changed after the Expiration Date. The Company reserves the right to solicit and accept consents after the Expiration Date.

Solicitation of Consents

The Company is sending you this Consent Solicitation Statement in connection with its solicitation of the Unitholders’ consent to the Proposal. The Adviser will pay for the costs of the solicitation. Neither the Company nor the Adviser has retained a solicitor for this purpose.

No Appraisal or Dissenters’ Rights

Under applicable Delaware law, the non-consenting Unitholders are not entitled to appraisal or dissenters’ rights with respect to the Proposal, and the Company will not independently provide the Unitholders with any such right.

Non-Votes and Objections

Because approval of the Proposal requires consent from the holders of a majority of the Common Units, non-votes (essentially, holders of Common Units who do not respond) and objections have the effect of a vote against the Proposal.

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GENERAL INFORMATION ABOUT THE PROPOSAL

The following questions and answers briefly address some commonly asked questions about the Proposal in connection with which your consent is being solicited. The following questions and answers do not include all the information that is important to the Unitholders. We urge Unitholders to carefully read this entire Consent Solicitation Statement, as well as the Notice of Consent Solicitation, the Written Consent Form and the other documents referred to in this Consent Solicitation Statement.

Q.	WHAT AM I BEING ASKED TO CONSIDER AND VOTE ON AT THE MEETING?

A.	The matter to be considered and consented to is:

•

To amend and restate Section 6.1.4(b) of the LLC Agreement permitting follow-on investments as follows:

(b) Follow-on investments in existing Portfolio Companies up to an aggregate amount not to exceed an amount equal to 10% of the aggregate cumulative amounts invested or committed for investment by the Company during the Commitment Period.

Q.	WHY IS THE COMPANY PROVIDING UNITHOLDERS WITH THE OPPORTUNITY TO CONSENT OR OBJECT TO THE PROPOSAL?

A.	Section 3.8 of the Company’s Fourth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) provides that any action that would otherwise require or permit a vote by Unitholders may be approved by such Unitholders through a written consent process. Such a consent solicitation process must provide the Unitholders with the opportunity to consent or object to the proposed action.

As of the close of business on [__], 2024, there were 13,734,010 common units issued and outstanding and entitled to consent.

Q.	WHAT EFFECT WILL THE PROPOSAL HAVE ON THE COMPANY’S INVESTMENT OBJECTIVE OR FEES BORNE BY UNITHOLDERS?

A.	None. The Company’s investment objective and any fees borne by Unitholders will not be affected by consenting to the Proposal.
Q.	WOULD THE PROPOSAL HAVE ANY ADVERSE EFFECT ON UNITHOLDERS?

A.	Although the Adviser believes that the Company’s ability to make further follow-on investments has the potential to improve the long-term total return of the Company’s investments, Unitholders should understand that the follow-on investments that would be authorized by the Proposal may mean that the Company may borrow money and pay interest in order to fund those investments or may need to use a portion of the distributions the Company would otherwise make to Unitholders to fund those investments. These follow-on investments might also result in delays in the Company’s ability to fully liquidate its investment portfolio for the benefit of Unitholders.

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Q.	WHY AM I BEING ASKED TO APPROVE THE PROPOSAL?
A.

The original limitation for follow-on investments established in Section 6.1.4(b) of the LLC Agreement was carried over from earlier funds managed by the Adviser's Private Credit Group under its predecessor, Regiment Capital. Unlike the Company, those earlier funds generally did not use leverage to fund investments and, in some cases, did not allow for reinvestment of returns from existing investments back into the portfolio (a strategy known as “recycling”). While the Company’s use of leverage and recycling can potentially amplify the returns on its portfolio investments, it also increases the Company’s total lending amount as compared to total investor commitments. In light of this increased lending amount, the Adviser believes that the original limitation of follow-on investments as a percentage of investor commitments is no longer appropriate and recommends that the Company be authorized to make a higher level of follow-on investments based on a percentage of the total amounts invested or committed for investment.

Q.	WHAT IS REQUIRED IN ORDER FOR THE PROPOSAL TO PASS?

A.	Section 12.1.1(i) of the LLC Agreement provides that the terms and provisions of LLC Agreement may be amended with the prior written consent of a majority in interest of the Common Unitholders. Section 3.8 of the LLC Agreement defines “majority in interest” as a percentage in interest in excess of 50% of the Common Units. As a result, holders of more than 50% of the Common Units will need to consent to the Proposal in order for it pass.

Q.	WHO IS SOLICITING MY CONSENT?

A.	In this proxy statement, the Company and the employees of TCW Asset Management Company LLC (the “Adviser”) will solicit your consent with respect to the Proposal described herein.

Q.	WHAT DO I NEED TO DO NOW?

A.	You should carefully read this entire Consent Solicitation Statement, as well as the Notice of Consent Solicitation, the Written Consent Form and the other documents referred to in this Consent Solicitation Statement. You should consider how the Proposal will affect you as a Unitholder. If desired, you should then complete and return your Written Consent Form prior to 5:00 p.m. New York Time [__], 2024 (the “Expiration Date”) in accordance with the instructions set forth herein and on the Written Consent Form.

Q.	MAY I CHANGE MY WRITTEN CONSENT FORM AFTER I SUBMITTED IT?

A.	Yes. You may change your Written Consent Form by returning a later-dated, signed Written Consent Form to the Company, in accordance with the instructions in the Written Consent Form, so that it is received prior to the Expiration Date. No submitted Written Consent Forms may be changed after the Expiration Date. The Company reserves the right to solicit and accept consents after the Expiration Date.

Q.	WHO PAYS FOR THIS SOLICITATION OF CONSENTS?

A.	The Adviser will pay for the costs of the solicitation.

Q.	WHO CAN HELP ANSWER MY QUESTIONS?

A.

If you have questions about the Proposal, please contact James Bold at james.bold@tcw.com or (212) 771-4522 or David Wang at david.wang@tcw.com or (213) 244-0048. If you need additional copies of the Consent Solicitation materials, you should contact TCW Client Services at ssfclientservice@tcw.com or (213) 244-0020.

Q.	CAN I VIEW THE ADVISORY SOLICITATION ON THE INTERNET?

A.	Yes. The Advisory Solicitation is available on the internet at https://www.tcw.com/-/media/Downloads/DLVIIFollowOn.

This information summarizes information that is included in more detail in the Consent Solicitation Statement. We urge you to read the Consent Solicitation Statement carefully.

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SUMMARY OF THE CONSENT SOLICITATION STATEMENT

This summary highlights selected information from this Consent Solicitation Statement and does not contain all of the information that is important to you. To better understand the Proposal for which consent is being solicited, you should carefully read this entire Consent Solicitation Statement, as well as the Notice of Consent Solicitation, the Written Consent Form and the other documents referred to in this Consent Solicitation Statement. See also the section entitled “Where You Can Find More Information.”

The Proposal

Section 6.1.4(b) of the LLC Agreement presently allows for “[f]ollow-on investments in existing Portfolio Companies up to an aggregate amount not to exceed an amount equal to 10% of the Commitments of all Common Unitholders.”

You are being asked to consider and consent to the following Proposal:

•	To amend Section 6.1.4(b) of the LLC Agreement permitting follow-on investments as follows:

(b) Follow-on investments in existing Portfolio Companies up to an aggregate amount not to exceed an amount equal to 10% of the aggregate cumulative amounts invested or committed for investment by the Company during the Commitment Period.

Approval of the Proposal does not constitute approval of any other matter, or an extension of the Company’s term. The Adviser has recommended approval of the Proposal in order to allow the Company to provide additional support to certain of the Company’s existing portfolio companies. Approval of the Proposal would not allow the Company to invest in any new portfolio companies.

The Company does not expect to call additional investor capital to make the potential follow-on investments, and instead plans to use existing cash and excess availability under the Company’s credit facility that have been reserved for this purpose.

The Adviser believes that the Company’s ability to make further follow-on investments, as needed, has the potential to improve the long-term total return of the Company’s investments for the benefit of the Unitholders. Unitholders should understand that the follow-on investments that would be authorized by the Proposal, although still limited, may mean that a portion of the distributions the Company would otherwise make to Unitholders would be invested instead. These follow-on investments might also result in delays in the Company’s ability to fully liquidate its investment portfolio for the benefit of Unitholders.

Despite these risks, the Adviser believes that the inability of the Company to make these additional follow-on investments could impair the value of its existing investments in those portfolio companies.

Required Consent for the Proposal

The Proposal will be conclusively deemed approved as soon as holders representing in excess of 50% of the outstanding Common Units have returned consents approving the Proposal.

WRITTEN CONSENT IN LIEU OF MEETING OF UNITHOLDERS

General

The Company is furnishing this Consent Solicitation Statement to the Unitholders as part of the solicitation of consents for use in connection with the proposed action by written consent of Unitholders without a meeting. This

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Consent Solicitation Statement is first being sent to the Unitholders on or about [    ], 2024. This Consent Solicitation Statement provides you with information you need to know to be able to consent (or object) to the proposed action.

Expiration Date

To be eligible to be counted, Written Consent Forms must be received by the Company at any time prior to 5:00 p.m. New York Time, on [__], 2024 (the “Expiration Date”). The Company reserves the right to solicit and accept consents after the Expiration Date.

Method and Cost of Solicitation

The Consent Solicitation (consisting of this Consent Solicitation Statement, the Notice of Consent Solicitation and the Written Consent Form) is being sent to all Unitholders on or about [   ], 2024.

The Company is sending you this Consent Solicitation in connection with its solicitation of the Unitholders’ consent to the Proposal. TCW Asset Management Company LLC (the “Adviser”) will pay for the costs of solicitation.

Power to Consent or Object

Unitholders as of [__], 2024 are entitled to submit a Written Consent Form.

Holders of in excess of 50% of Common Units outstanding as of the close of business on __, 2024 must consent to the Proposal for it to be approved. As of [__], 2024, the Company had 13,734,010 Common Units outstanding and approximately 128 beneficial holders of such Common Units.

You may change your Written Consent Form by returning a later-dated, signed Written Consent Form, in accordance with the instructions in the Written Consent Form, so that it is received before the Expiration Date. The Company reserves the right to solicit and accept consents after the Expiration Date

Giving Consent

Unitholders who wish to consent or object must submit their properly completed and executed Written Consent Forms by DocuSign, electronic mail or facsimile, in each case in accordance with the instructions on the Written Consent Form. The Company reserves the right (but is not obligated) to accept any Written Consent Form received by any other reasonable means or in any form that reasonably evidences the consent or objection to either Proposal.

Changing Your Written Consent

Written Consent Forms may be changed by returning a later-dated, signed Written Consent Form, in accordance with the instructions in the Written Consent Form, so that it is received prior to the Expiration Date. No Written Consent Forms may be changed after the Expiration Date. The Company reserves the right to solicit and accept consents after the Expiration Date

Who Can Answer Your Questions About Consent

If you have questions about the Proposal, please contact James Bold at james.bold@tcw.com or (212) 771-4522 or David Wang at david.wang@tcw.com or (213) 244-0048. If you need additional copies of the Consent Solicitation materials, you should contact TCW Client Services at ssfclientservice@tcw.com or (213) 244-0020.

You may also obtain additional information about the Company from documents filed with the Securities and Exchange Commission, or the SEC, by following the instructions in the section entitled “Where You Can Find More Information.”

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No Appraisal Rights

Under applicable Delaware law, the non-consenting Unitholders are not entitled to appraisal rights with respect to the Proposal, and the Company will not independently provide the Unitholders with any such right.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with the Adviser and Potential Conflicts of Interest

The Company, the Adviser and the Company’s respective direct or indirect Members, partners, officers, Directors, employees, agents and affiliates may be subject to certain potential conflicts of interest in connection with the Company’s activities and investments. For example, the terms of the Adviser’s management and incentive fees may create an incentive for the Adviser to approve and cause the Company to make more speculative investments than it would otherwise make in the absence of such fee structure.

The Adviser’s Private Credit Group (the “Private Credit Group”) is separated from those partners and employees of the Adviser and its affiliates involved in the management of the investments of other funds and other accounts (the “Other Employees”) by an ethical wall, and accordingly, the Other Employees may be unable to make certain material information available to the Private Credit Group. In addition, the Adviser’s other funds and separate accounts may take positions in securities and/or issuers that are in a different part of the capital structure of an issuer or adverse to the Company.

The members of the senior management and investment teams and the investment committee of the Adviser serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Company, or of investment funds managed by the Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Company’s best interests or in the best interest of the unitholders. For example, Mr. Miller and the other members of the investment committee have management responsibilities for other investment funds, accounts or other investment vehicles managed by the Adviser or its affiliates.

The Company’s investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. For example, the Adviser concurrently manages accounts that are pursuing an investment strategy similar to the Company’s strategy, and the Company may compete with these and other entities managed by affiliates of the Adviser for capital and investment opportunities. As a result, those individuals at the Adviser may face conflicts in the allocation of investment opportunities between the Company and other investment funds or accounts advised by principals of, or affiliated with, the Adviser. The Adviser has agreed with the Board that, when the Company is able to co-invest with other investment funds or accounts managed by the Adviser, allocations among the Company and other investment funds or accounts will generally be made based on capital available for investment in the asset class being allocated to the extent consistent with the Investment Company Act of 1940, as amended (the “1940 Act”). The Company expects that available capital for its investments will be determined based on the amount of cash on-hand, existing commitments and reserves, if any, the targeted leverage level, targeted asset mix and diversification requirements and other investment policies and restrictions set by the Board or as imposed by applicable laws, rules, regulations or interpretations. In situations where the Company cannot co-invest with other investment funds managed by the Adviser due to the restrictions contained in the 1940 Act, the investment policies and procedures of the Adviser generally require that such opportunities be offered to the Company and such other investment funds on an alternating basis. However, there can be no assurance that the Company will be able to participate in all investment opportunities that are suitable to it. The Company and the Adviser have received an Exemptive Order from the SEC that permits the Company to co-invest with affiliates of the Adviser, including private funds managed by the Adviser, if the Board determines that it would be advantageous for the Company to co-invest with other funds managed by the Adviser or its affiliates in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions, as well as regulatory requirements and other pertinent factors.

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Certain Business Relationships

Certain of the Company’s current Directors and officers are directors or officers of the Adviser.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth, as of the Record Date, the beneficial ownership of Company units by directors, officers and persons owning beneficially 5% or more of the units of the Company:

Name and Address	Amount of Units Beneficially Owned and Nature of Ownership(2)	Percentage of Class Owned(2)
Independent Directors(1)
David R. Adler	2,500	*
Saverio M. Flemma	2,000	*
R. David Kelly	2,500	*
Andrew W. Tarica	2,500	*

Interested Directors(1)
Richard T. Miller	50,000	*

Officers(1)
Andrew Kim	0	*
Gladys Xiques	0	*

Other Beneficial Owners
NLGI US Private Debt Fund I P.O. Box 609, 2nd floor, Strathvale House, 90 North Church Street, Grand Cayman, Cayman Islands, KYI-1107	4,290,000	31.24%
Lockheed Martin Corporation Master Retirement Trust 6901 Rockledge Drive, 9th Floor, Bethesda, MD 20817-1814	1,200,000	8.74%
The Church Pension Fund 19 East 34th Street, New York, NY 1001	1,000,000	7.28%
Minnesota State Board of Investment 60 Empire Drive, Suite 355 St. Paul MN 55103-3555	1,000,000	7.28%
Nationwide Mutual Insurance Company One Nationwide Plaza 01-05-705, Columbus, Ohio, 43215	750,000	5.46%

----- *	---------- Less than 1% individually and in the aggregate with all directors and officers.

(1)	The address for each Director and Officer is c/o TCW Private Credit, 200 Clarendon Street, 51st Floor, Boston, MA 02116.
(2)	The number of common units are those beneficially owned as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any units as to which a person has sole or shared voting power or investment power and any units which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The percentages used herein are calculated based upon 13,734,010 common units outstanding, which reflects the number of common units issued and outstanding as of the Record Date.

11

DELIVERY OF DOCUMENTS TO UNITHOLDERS

Unitholders sharing an address will each receive a copy of the Consent Solicitation. However, only one Consent Solicitation is being delivered to multiple Unitholders sharing an address, if such Unitholders have given their consent. Unitholders sharing an address can request delivery of a single copy of any consent solicitation materials in the future by contacting the financial institution through which the Unitholder holds the Common Units.

The Company will deliver promptly upon written or oral request a separate copy of the Consent Solicitation Statement to a Unitholder at a shared address to which a single copy of the documents was delivered. Unitholders may request a separate copy of a Consent Solicitation Statement by contacting TCW Client Services at ssfclientservice@tcw.com or (213) 244-0020.

If a Unitholder wishes to receive a separate consent solicitation statement in the future, the Unitholder may notify the Company by contacting the financial institution through which the Unitholder holds the Common Units.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF CONSENT SOLICITATION MATERIALS

The Consent Solicitation Materials contain important information and are available on the internet at https://www.tcw.com/-/media/Downloads/DLVIIFollowOn, by email by contacting TCW Client Service at ssfclientservice@tcw.com, by writing to Investor Relations, TCW Direct Lending VII LLC, 200 Clarendon Street, 51st Floor, Boston, MA 02116 or calling (877) 896-3191.

Unitholders are encouraged to access and review all Advisory Solicitation Materials prior to submitting their Ballot Form.

12

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports and other information with the SEC as required by the Securities Exchange Act of 1934. You can read the Company’s SEC filings, including this Consent Solicitation, over the Internet at the SEC’s website at http://www.sec.gov. You may also obtain copies of the materials described above at prescribed rates by electronic request at the following e-mail address: publicinfo@sec.gov.

If you have questions about the Proposal for which consent has been solicited herein, please contact James Bold at james.bold@tcw.com or (212) 771-4522 or David Wang at david.wang@tcw.com or (213) 244-0048. If you would like additional copies of this Consent Solicitation Statement, you should contact TCW Client Service at ssfclientservice@tcw.com or (213) 244-0020.

If you are a Unitholder of the Company and would like to request documents, please do so by [__], 2024, in order to receive them before the Expiration Date. If you request any documents, the Company will send them to you by email.

This document is a Consent Solicitation Statement of the Company for the proposed actions by written consent. We have not authorized anyone to give any information or make any representation about the Proposal that is different from, or in addition to, that contained in this Consent Solicitation Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

13

INSTRUCTIONS TO WRITTEN CONSENT FORM

READ THE CONSENT SOLICITATION STATEMENT. THEN, PLEASE DO ONE OF THE FOLLOWING:

RETURN YOUR WRITTEN CONSENT FORM BY DOCUSIGN

Check the appropriate boxes on the written consent form below, then sign and promptly return it via DocuSign.

RETURN YOUR WRITTEN CONSENT FORM BY ELECTRONIC MAIL

Check the appropriate boxes on the written consent form below, then sign and date it.

Scan it electronically and promptly return it by electronic mail to ssfclientservice@tcw.com.

RETURN YOUR WRITTEN CONSENT FORM BY FACSIMILE

Check the appropriate boxes on the written consent form below, then sign and date it and promptly return it by facsimile to the attention of TCW Client Services at (213) 244-0238.

14

FORM OF CONSENT OF UNITHOLDER

TCW DIRECT LENDING VII LLC

CONSENT OF UNITHOLDER

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a unitholder of TCW Direct Lending VII LLC (the “Company”), (i) acknowledges receipt of the Notice of Consent Solicitation dated [__], 2024 and the accompanying Consent Solicitation Statement dated [__], 2024, and (ii) votes in the manner designated below all of the common units of the Company held by the undersigned.

This consent, when properly executed, will apply in the manner specified below.

Please carefully review the Consent Solicitation Statement delivered with this consent. The Consent Solicitation Materials contain important information and are available on the internet at https://www.tcw.com/-/media/Downloads/DLVIIFollowOn, by email by contacting TCW Client Service at ssfclientservice@tcw.com, by writing to Investor Relations, TCW Direct Lending VII LLC, 200 Clarendon Street, 51st Floor, Boston, MA 02116 or calling (877) 896-3191.

Proposal 1: To amend and restate Section 6.1.4(b) of the Company’s Fourth Amended and Restated Limited Liability Company Agreement, dated January 14, 2019, permitting follow-on investments as follows:

(b) Follow-on investments in existing Portfolio Companies up to an aggregate amount not to exceed an amount equal to 10% of the aggregate cumulative amounts invested or committed for investment by the Company during the Commitment Period.

Please specify your vote by an “X” in the appropriate space below.

Consent [   ]                                         Object [   ]                                          Abstain [   ]

Please complete, sign and date this written consent and return it at or before 5:00 p.m., Eastern Time, on [_], 2024. This consent may be executed and delivered by DocuSign or by email to ssfclientservice@tcw.com or by fax to (213) 244-0238.

UNITHOLDER NAME

By:
Name:
Title:

Date: